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                                                                    EXHIBIT 10.3



                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT


                  This Amendment No. 2 to Employment Agreement ("Amendment") dated as of January 1, 2004, amends the Employment Agreement dated as of January 1, 1997 (the "Original Agreement") between WEYCO GROUP, INC., a Wisconsin corporation (the "Company") and JOHN W. FLORSHEIM ("Florsheim").

                                   BACKGROUND

The Company and Florsheim are parties to the Original Agreement, which states that Florsheim is employed as the Executive Vice President of the Company at an annual salary of $200,000, or such greater amount as the Board of Directors of the Company may fix. The Company and Florsheim have now agreed that Florsheim will serve as President and Chief Operating Officer of the Company at a salary of $379,500.00 or such greater amount as the Board may fix. The purpose of this Amendment is to revise the Original Agreement to reflect these changes and to extend its term through December 31, 2007.

                                    AGREEMENT

1. The second sentence of Paragraph 1 of the Original Agreement is amended to read as follows:

              "Florsheim shall have such title and
              responsibilities as the Company's Corporate
              Governance and Compensation Committee of the Board of Directors shall from time to time assign to him, but the duties which he shall be called upon to render hereunder shall not be of a nature substantially inconsistent with those he has rendered and is currently rendering to the Company as its President and Chief Operating Officer."

2. The first sentence of Paragraph 2 of the Original Agreement is hereby amended to read as follows:

              "As compensation for his services to the Company during the term of this Agreement in whatever capacity or capacities rendered, the Company shall, subject to the provisions of Paragraph 3 hereof, pay Florsheim a salary of $379,500.00 (Three Hundred, seventy-nine Thousand, Five Hundred Dollars) per annum, or such greater amount per annum as the Corporate Governance and Compensation Committee of the Board of Directors of the Company may in its discretion fix; said salary to be payable payable in equal or approximately equal biweekly installments.

3. The first sentence of Paragraph 3 of the Original Agreement if hereby amended to extend the term of the Agreement to and including December 31, 2007.




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4.     Except as revised herein, the Original Agreement is hereby confirmed in all respects.

       IN WITNESS WHEREOF, Florsheim has duly executed this Amendment and the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be affixed hereunto, all as of the day and year first above written.

                                           WEYCO GROUP, INC.
                                           a Wisconsin Corporation




                                           By  /s/ Thomas W. Florsheim, Jr.
                                             -----------------------------------
                                               Thomas W. Florsheim, Jr.
                                               Chairman and CEO


                                           Attest:




                                           By  /s/ John Wittkowske
                                             -----------------------------------
                                               John Wittkowske, Secretary






                                             /s/ John W. Florsheim
                                           -------------------------------------
                                           John W. Florsheim, Personally